Exhibit 6.19

MODERN MINING TECHNOLOGY CORP.
SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:	Modern Mining Technology Corp. (the “Company”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and offers to purchase from the Company that number of Common Shares (as defined in the Terms and Conditions of Subscription for Common Shares attached (the “Terms and Conditions”) set forth below (the “Subscribed Shares”) at a price of US$10.00 per Subscribed Share (the “Subscription Price”). The aggregate Subscription Price for the Subscribed Shares (the “Aggregate Subscription Amount”) is an amount equal to the number of Subscribed Shares multiplied by the Subscription Price.

The Subscribed Shares are available upon and subject to the Terms and Conditions (and, collectively with Schedule “A”, Schedule “B” (if applicable) and Schedule “C”, and these Face Pages, this “Subscription Agreement”). References to “$” or “US$” refer to United States dollars.

On the Closing Date, if the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Company or waived by the Company, the Subscriber will deliver to the Company the completed subscription agreements, including this Subscription Agreement, and the Net Offering Proceeds (as defined in the Terms and Conditions) against (i) delivery by the Company of the Subscribed Shares by way of physical certificates representing the Subscribed Shares, and (ii) delivery by the Company of such other documentation as may reasonably be required by the Subscriber.

If less than a complete copy of this Subscription Agreement is delivered to the Company, the Company and its respective advisors are entitled to assume that the Subscriber accepts and agrees to, unaltered, all the terms and conditions of the pages not delivered.

Face Page 1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MODERN MINING TECHNOLOGY CORP. SUBSCRIPTION AGREEMENT FOR COMMON SHARES

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY?
The following items in this Subscription Agreement must be completed. (Please initial each box.)
All Subscribers
Complete all subscription and subscriber information in the boxes on Face Page 4.

Sign the execution page of this Subscription Agreement (in the top left box) on Face Page 4.

Canadian Subscribers
Subscribers who are “accredited investors” under Section 73.3(1) of the Securities Act (Ontario) or National Instrument 45-106 - Prospectus Exemptions, as applicable, complete and sign Schedule “A”, indicating which category is applicable and date and sign page A-1.

If relying on categories (j), (k) or (l) of the Accredited Investor exemption, also complete and sign Schedule “B”.

Face Page 2

DELIVERY AND PAYMENT INSTRUCTIONS:

Please courier or email the completed forms to the Issuer at 1500-1055 West Georgia St., Vancouver, BC V6E 4N7 Attn: Jeet Basi (jbasi@modernmining.com). Payment must be sent by wire transfer as instructed below. All monetary amounts herein are in Canadian dollars.

WIRE TRANSFER INSTRUCTIONS

Bank Name	BMO Bank of Montreal
Institution Number	001
SWIFT CODE:
Branch Address：	595 BURRARD STREET, PO BOX 49500 VANCOUVER, BRITISH COLUMBIA V7X 1L7, CANADA
Transit Number:
Account number:
Beneficiary Name:	MODERN MINING TECHNOLOGY CORP.
Beneficiary Address:	1055 WEST GEORGIA ST. SUITE 1500 VANCOUVER BRITISH COLUMBIA V6E 4N7, CANADA

Face Page 3

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signature) in the space provided below

Number of Common Shares: 20,000 Subscription Price: US$10.00 Aggregate Subscription Amount: US$200,000
(Name of Subscriber – please print)
By:
(Authorized Signature)

(Official Capacity or Title – please print)	Disclosed Beneficial Purchaser Information:
If the Subscriber is signing as agent for a principal and is not a trust company or trust corporation purchasing as trustee or agent for accounts fully managed by the Subscriber or a person acting on behalf of a fully managed account managed by the Subscriber, and in each case satisfying the criteria set forth in Section 73.3(1) of the Securities Act (Ontario) or National Instrument 45-106 – Prospectus Exemptions, as applicable, complete the following and ensure that Schedule “A” is completed on behalf of such principal (such principal, a “Disclosed Beneficial Purchaser”):
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(City, Province/State, Postal/Zip Code)	(Name of Disclosed Beneficial Purchaser)

(Telephone Number)	(Disclosed Beneficial Purchaser’s Address, Telephone Number and E-mail Address)
(E-mail Address)	____________________________________________________

The Subscriber hereby provides the Company the following instructions in connection with the settlement of the Subscribed Shares being purchased hereunder and hereby directs the Company to issue and register (and deliver any definitive physical certificates, for) such Subscribed Shares as follows.

Account Registration Information: (if different from the Subscriber’s name and address above)	Delivery Instructions: (if different from the Subscriber’s name and address above)
(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including Postal/Zip Code)	(Address, including Posta/Zip Code)

(Telephone Number) (Fax Number)

(Contact Name)
Check this box If the Subscriber is an Insider of the Company: ☐ Note: An Insider (as defined in the Terms and Conditions) may or may not deal with the Company at arm’s length.

Check this box if the Subscriber is a Registrant: ☐

Note: A Registrant means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to Applicable Securities Laws (as defined herein), or a Person (as that term is defined herein) registered or otherwise required to be registered under Applicable Securities Laws.

Face Page 4

ACCEPTANCE: The Company hereby accepts the subscription as set forth on Face Page 4 on the terms and conditions contained in this Subscription Agreement.

Dated the _____ day of _________________, 2025

)
)
)	MODERN MINING TECHNOLOGY CORP.
)
)	Per:
)
)
)		I have the authority to bind the Company

Face Page 5

MODERN MINING TECHNOLOGY CORP.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

Description of Schedules

1. In addition to these Terms and Conditions, the following are the schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	- Representation Letter attaching Appendix regarding Accredited Investor Exemption

Schedule “B”	- Risk Acknowledgement Form for Certain Individual Accredited Investors

Schedule “C”	- Contact Information of Security Regulatory Authorities and Regulators

Defined Terms

2. Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases have the respective meanings ascribed to them as follows:

“Aggregate Subscription Amount” has the meaning ascribed to such term on Face Page 1.

“Applicable Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the Selling Jurisdictions.

“Closing” means the closing of the Offering.

“Closing Date” has the meaning ascribed to such term in 6.

“Closing Time” has the meaning ascribed to such term in Section 6.

“Common Shares” means common shares in the capital of the Company, as currently constituted.

“Company” has the meaning ascribed to such term on Face Page 1.

“Control Person” means:

(a)	a Person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company; or

(b)	each Person in a combination of Persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company, and, if a Person or combination of Persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Company, the Person or combination of Persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Company.

“Disclosed Beneficial Purchaser” has the meaning ascribed to such term on Face Page 4.

“Governmental Authority” means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Hold Period Expiry Date” means the date that is four months and one day after the later of (i) the Closing Date, and (ii) the date the Company becomes a reporting issuer in any province or territory of Canada under Applicable Securities Laws.

“including” means including without limitation (and “include” or “includes” have similar extended meanings).

“Insider” means:

(a)	a director or senior officer of the Company (or a subsidiary of the Company);

(b)	any Person who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding; or

(c)	a director or senior officer of an Insider.

“Net Offering Proceeds” means the gross proceeds of the Offering.

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators.

“Offering” means the offering of up to 20,000 Common Shares to be issued and sold by the Company.

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to the Applicable Securities Laws, or a Person registered or otherwise required to be registered under the Applicable Securities Laws.

“Regulation D” means Regulation D promulgated under the U.S. Securities Act.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Securities Commissions” means, collectively, the applicable securities commission or other securities regulatory authority in each of the Selling Jurisdictions.

“Selling Jurisdictions” means (i) the provinces and territories of Canada, and (ii) such other jurisdictions outside of Canada as may be determined by the Company.

“Subscribed Shares” means the Common Shares to be purchased by the Subscriber pursuant to this Subscription Agreement.

“Subscription Agreement” has the meaning ascribed to such term on Face Page 1.

“Subscription Price” has the meaning ascribed to such term on Face Page 1.

“U.S. Accredited Investor” means "accredited investor" as defined in Rule 501(a) of Regulation D.

“U.S. Person” has the meaning given to that term in Rule 902(k) of Regulation S. Without limiting the foregoing, but for greater clarity in this Subscription Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S: (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (d) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (e) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts.

“U.S. Purchaser” means: (a) any U.S. Person, (b) any person purchasing Units for the account or benefit of any U.S. Person or any person in the United States, (c) any person who receives or received an offer of the Units while in the United States, or (d) any person who is or was in the United States at the time the Subscriber’s buy order was made or this Agreement was executed or delivered.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

Terms of the Offering

3. The Subscriber acknowledges (on the Subscriber’s own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser(s)) that this subscription is subject to rejection, acceptance or allotment by the Company at its discretion, in whole or in part.

4. Subject to the sole discretion of the Company, Canadian subscribers must be “accredited investors” (as such term is defined in Section 73.3(1) of the Securities Act (Ontario) or NI 45-106, as applicable) or must satisfy one of the “Family, Friends and Business Associates” prospectus exemptions provided under Section 2.5, 2.6 and 2.6.1 of NI 45-106.

Closing

5. Delivery and sale of the Subscribed Shares and payment of the Aggregate Subscription Amount will be completed electronically, on such time(s) as the Company may decide upon (the “Closing Time”) on such date(s) as the Company may decide upon (the “Closing Date”). Provided that on or prior to the Closing Time the terms and conditions contained in the subscription agreements for the Offering (including this Subscription Agreement) have been complied with to the satisfaction of the Company, or waived by the Company. The Subscriber will deliver all completed subscription agreements for the Offering (including this Subscription Agreement) and the Net Offering Proceeds to the Company, against delivery of physical certificates, evidencing the Subscribed Shares and such other documentation as may be required.

If, prior to the Closing Time, the terms and conditions contained in the subscription agreements for the Offering (including this Subscription Agreement) (other than the delivery of physical certificates evidencing the Subscribed Shares) have not been complied with to the satisfaction of the Company (or waived by the Company), the Company and the Subscriber will have no further obligations under this Subscription Agreement.

6. The Subscriber acknowledges and agrees that the Company is relying on the truth and accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions prior to the Closing Time:

(a)	on or before June 13, 2025, unless other arrangements for settlement satisfactory to the Company have been made, the Subscriber having delivered a properly completed and signed Subscription Agreement (including, as applicable, Schedules “A” and “B”) to the Company at the email address below, and having made payment arrangements for the Aggregate Subscription Amount in a manner acceptable to the Company:

Modern Mining Technology Corp.
Email: jbasi@modernmining.com

(b)	the Subscriber having executed and returned to the Company or the Company’s legal counsel, at the request of the Company, all other documents as may be required by Applicable Securities Laws for delivery by the Company or the Subscriber; and

(c)	the issue and sale of the Subscribed Shares being exempt from the requirement to file a prospectus under Applicable Securities Laws, or the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus.

7. If this Subscription Agreement is rejected in whole or in part or the closing of the Offering does not occur, the whole or unused portion of the Aggregate Subscription Amount will be promptly returned to the Subscriber without interest or deduction.

Representations, Warranties and Covenants of the Company

8. The Company represents, warrants, covenants and acknowledges to the Subscriber, and acknowledges that the Subscriber is relying upon such representations and warranties in connection with the completion of the Offering that:

(a)	the Company is a corporation existing pursuant to the laws of the Province of British Columbia;

(b)	it will use the Net Offering Proceeds to commission a third-party study on the Company’s first electronic waste recovery project to be located in Greenville, North Carolina.

(c)	the execution and delivery of, and performance by the Company of this Subscription Agreement have been authorized by all necessary corporate action on the part of the Company;

(d)	this Subscription Agreement, when countersigned by the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms;

(e)	the Company is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation;

(f)	the Company has the power and authority to issue and deliver the Subscribed Shares;

(g)	as of the date hereof, the Company will have taken all corporate steps necessary to duly authorize all matters in connection with the Subscription Agreement and such other agreements and instruments as contemplated herein or therein;

(h)	the Company has complied, or will comply, with all Applicable Securities Laws in connection with the issuance of the Subscribed Shares;

(i)	no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority is required by the Company in connection with the execution and delivery or with the performance by the Company of this Subscription Agreement except in compliance with the Applicable Securities Laws; and

(j)	all information provided by the Company to the Subscriber relating to the Company or any of its subsidiaries is true and accurate in all material respects as of the date on which such information is certified or stated. As of the date hereof (and the Closing Time), after due and careful enquiry, the Company is not aware of any fact or circumstance that has not been disclosed prior to the date of this Subscription Agreement, which materially and adversely effects or may materially and adversely affect the business, assets or financial condition of the Company or any of its subsidiaries or the ability of the Company to perform its obligations under this Subscription Agreement.

Representations, Warranties, Covenants and Acknowledgements of the Subscriber

9. The Subscriber (on the Subscriber’s own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser(s)) represents, warrants, covenants and acknowledges to the Company (and the Subscriber acknowledges that the Company and its legal counsel are relying on such representations, warranties, covenants and acknowledgements) that:

(a)	the Subscriber (and, if applicable, any Disclosed Beneficial Purchaser(s)) is an accredited investor (“Accredited Investor”) as such term is defined in Section 73.3(1) of the Securities Act (Ontario) or NI 45-106, as applicable, and the Subscriber has indicated the category of Accredited Investor that is satisfied, by completing: (i) the certification attached as Appendix 1 to Schedule “A” hereto; (ii) the representation letter attached as Schedule “A” hereto; and (iii) if relying on Accredited Investor category (j), (k) or (l), the risk acknowledgment form attached as Schedule “B” hereto;

(b)	the Subscriber is not, with respect to the Company or any of its affiliates, a Control Person and the subscription hereunder and the exercise of any securities of the Company by the Subscriber will not create a new Control Person;

(c)	the Subscriber has duly and properly completed, executed and delivered to the Company Schedule “A” (if applicable) and Schedule “B” (if applicable), attached hereto, and the representations and certifications contained therein are true and correct as at the date hereof and will be true and correct at the Closing Time;

(d)	unless the Subscriber is purchasing the Subscribed Shares under subsection (e) of this section, the Subscriber is purchasing the Subscribed Shares as principal for the Subscriber’s own account, and not for the benefit of any other Person, and for investment purposes only, and not with a view to the resale or distribution of all or any of such Subscribed Shares, and is resident in or otherwise subject to the Applicable Securities Laws of the jurisdiction set out as the “Subscriber’s Address” on Face Page 4; provided that, for the avoidance of doubt, nothing contained in this Subscription Agreement is deemed a representation, warranty or undertaking by the Subscriber to hold the Subscribed Shares for any prescribed period of time;

(e)	if the Subscriber is not purchasing as principal, (i) the Subscriber is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase of the Subscribed Shares on behalf of the Disclosed Beneficial Purchaser(s), (ii) the Subscriber and the Disclosed Beneficial Purchaser(s) acknowledge that the Company is required by law to disclose to certain regulatory authorities the identity of the Disclosed Beneficial Purchaser(s) for whom the Subscriber may be acting, (iii) the Subscriber is resident in the jurisdiction set out as the “Subscriber’s Address” on Face Page 4, and (iv) each Disclosed Beneficial Purchaser is resident in the jurisdiction set out under the heading “Disclosed Beneficial Purchaser Information” on Face Page 4;

(f)	the Subscriber hereby waives their right under the Business Corporations Act (British Columbia) to request and obtain from the Company audited annual financial statements for any of the prior fiscal years of the Company;

(g)	in the event of any shareholder vote, whether through the calling and holding of a shareholder meeting or through the passing of consent resolutions, the Subscriber agrees to vote their Subscribed Shares based on the recommendation given by the management of the Company;

(h)	neither the Subscriber nor, if applicable, any Disclosed Beneficial Purchaser, was formed for the purpose of purchasing the Subscribed Shares and was not created and is not used solely to purchase or hold securities as an Accredited Investor;

(i)	the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) is solely responsible for obtaining such legal, tax, investment and other advice as the Subscriber considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereunder, including with respect to Applicable Securities Laws that may impose restrictions upon the resale of the Subscribed Shares, and confirms that the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) is not relying on the Company, or its affiliates or counsel in this regard. The Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) further acknowledges and agrees that the Company’s counsel are acting solely as counsel to the Company. The Subscriber is aware of the fact that the Subscriber may not be able to resell the Subscribed Shares except in accordance with the terms of this Subscription Agreement, Applicable Securities Laws, and regulatory policies and acknowledges and agrees that the Subscriber is solely responsible (and that the Company is not in any way responsible) for compliance with applicable resale restrictions and will comply with such restrictions;

(j)	the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) has such prior investment experience, knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, is able to bear the economic risk of losing their entire investment and recognizes the highly speculative nature of their investment;

(k)	the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) is aware that there are substantial risks in an investment in the Subscribed Shares;

(l)	the common law may not provide the Subscriber with an adequate remedy in the event that the Subscriber suffers investment losses in connection with the Subscribed Shares;

(m)	there are restrictions on the ability to resell the Subscribed Shares and it is the responsibility of the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) to find out what those restrictions are and to comply with them before selling Subscribed Shares, and the Subscribed Shares may not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such securities under Applicable Securities Laws unless sold pursuant to an exemption under Applicable Securities Laws. The physical certificates evidencing the Subscribed Shares (and any replacement certificates issued prior to the Hold Period Expiry Date), which the Subscriber receives will bear a legend referring to such restrictions on resale and neither the Company nor any transfer agent of the Company will register any transfers of Subscribed Shares not made in compliance with such restrictions on resale. For purposes of complying with Canadian Applicable Securities Laws and National Instrument 45-102 - Resale of Securities, the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) understands and acknowledges that the physical certificates evidencing the Subscribed Shares (and any replacement certificates issued prior to the Hold Period Expiry Date), which the Subscriber receives will bear a legend, substantially in the following form, referring to such restrictions on resale and neither the Company nor any transfer agent of the Company will register any transfers of Subscribed Shares not made in compliance with such restrictions on resale:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

“THE HOLDER OF THESE SHARES MUST NOT TRADE THE SHARES BEFORE THE DAY WHICH IS 4 MONTHS AFTER THE ISSUER IS LISTED FOR TRADING ON A RECOGNIZED STOCK EXCHANGE IN CANADA OR THE UNITED STATES.”

and if the Subscriber is a U.S. Purchaser, the Subscribed Shares will be issued as “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and will be subject to resale restrictions under the U.S. Securities Act and under applicable state securities laws;

(n)	the Subscriber acknowledges that the Subscriber has not been furnished with, nor does it need to receive, an offering memorandum or other document prepared by the Company describing its business or affairs, in order to assist it in making an investment decision in respect of the Subscribed Shares, and, except for this Subscription Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with such offering and sale. The Subscriber represents and warrants that no Common Shares were offered to the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s)) through or as a result of, and the distribution of the Common Shares is not being accompanied by, any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(o)	in making the decision to invest in the Subscribed Shares, the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) has relied solely upon the information provided in this Subscription Agreement and the Subscriber’s own investigation of the Company, which information and investigation has provided the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) with all the information the Subscriber has deemed necessary for purposes of the Subscriber’s investment decision, and has not relied upon any statements made or information provided by the Company or any of its directors, officers, employees, or other representatives other than the statements and information that is set forth in this Subscription Agreement. The Subscriber has had the opportunity to ask and have answered any and all questions which the Subscriber had with respect to the business and affairs of the Company, the Subscribed Shares and the subscription hereby made;

(p)	no Person has made any written or oral representation: (i) that any Person will resell or repurchase any or all of the Subscribed Shares; (ii) that any Person will refund the purchase price of the Subscribed Shares; or (iii) as to the future price or value of the Subscribed Shares;

(q)	none of the funds being used to purchase the Subscribed Shares are, to the knowledge of the Subscriber, proceeds obtained or derived directly or indirectly as a result of illegal activities;

(r)	the Subscriber (on its own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) represents and warrants that the Aggregate Subscription Amount which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLA or other applicable legislation. To the best of the Subscriber’s knowledge, none of the funds to be provided pursuant to this Subscription Agreement (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada or any other jurisdiction, or (ii) are being tendered on behalf of a Person that has not been identified to the Subscriber. The Subscriber will promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith;

(s)	if required by Applicable Securities Laws or by the Company, the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) will execute, deliver and file (or assist the Company in filing) reports, undertakings and other documents with respect to the issue of the Subscribed Shares as may be required by any Securities Commission or other regulatory body;

(t)	if the Subscriber is an individual, the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(u)	if the Subscriber is a corporation, partnership, unincorporated association or other entity, the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Subscription Agreement and to purchase the Subscribed Shares on its own behalf or, if applicable, on behalf of the Disclosed Beneficial Purchaser(s);

(v)	this Subscription Agreement has been duly and validly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms;

(w)	the offer made pursuant to this Subscription Agreement is irrevocable and requires only acceptance by the Company;

(x)	no governmental or regulatory authority, including any securities regulatory authority, has made any recommendations or endorsements with respect to the Common Shares or an investment therein and there is no government or other insurance covering any such securities or an investment therein;

(y)	the Company is relying on an exemption under Applicable Securities Laws from the requirements to provide the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s)) with a prospectus, and:

(i)	in issuing securities pursuant to this exemption, the Company is relying upon the representations and warranties of the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) in this Subscription Agreement; and

(ii)	as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by such securities legislation will not be available to the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s));

(z)	the Subscriber (or others for whom the Subscriber is contracting hereunder) has not purchased the Subscribed Shares as a result of any form of general solicitation or general advertising, and the sale of the Subscribed Shares was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(aa)	the Common Shares have not been and will not be registered under the U.S. Securities Act; and

(bb)	the Subscriber acknowledges that the Company may complete additional financings in the future to develop the proposed business of the Company, to fund its ongoing development, or for any other reason as the Company may determine in its sole discretion. There is no assurance that such financings will be available and if available, will be on reasonable terms. Any such future financings may have a dilutive effect on securityholders of the Company, including the Subscriber.

The Subscriber agrees that the above representations, warranties, covenants and acknowledgements will be true and correct both as of the signing date of this Subscription Agreement and as of the Closing Date and that they will survive the Subscriber’s purchase of the Subscribed Shares and will continue in full force and effect even if the Subscriber subsequently disposes of any Subscribed Shares. The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty, or other information relating to the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser) set forth herein which takes place on or before the Closing Date.

Survival

10. This Subscription Agreement, including the representations, warranties, covenants and acknowledgements contained herein, shall survive and continue in full force and effect and be binding upon the Company and the Subscriber, notwithstanding the completion of the purchase of the Subscribed Shares by the Subscriber pursuant hereto, or the subsequent disposition of the Subscribed Shares by the Subscriber.

Collection, Use and Disclosure of Personal Information

11. The Subscriber (on the Subscriber’s own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) acknowledges that this Subscription Agreement, including Schedules “A” and “B”, included herein, requires the Subscriber to provide certain personal information relating to the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes determining the Subscriber’s eligibility to purchase the Subscribed Shares under Applicable Securities Laws and completing filings required by any securities regulatory authority. Such personal information may be disclosed by the Company to (i) securities regulatory authorities; (ii) the Company’s registrar and transfer agent; (iii) any government agency, board or other entity; and (iv) any of the other parties involved in the Offering, including legal counsel of the Company, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) is deemed to be consenting to the foregoing collection, use and disclosure of such personal information.

12. In addition, the Subscriber (on the Subscriber’s own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) acknowledges being notified that if the Subscriber is resident or otherwise subject to the Applicable Securities Laws of a jurisdiction in Canada: (i) the Company will deliver to the applicable Securities Commission certain personal information pertaining to the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)), including the Subscriber’s or Disclosed Beneficial Purchaser’s full name, residential address and telephone number, email address, the numbers of Common Shares purchased by the Subscriber or Disclosed Beneficial Purchaser, the total purchase price paid for such Subscribed Shares, the prospectus exemption relied on and the date of distribution of the Subscribed Shares; (ii) such information is being collected indirectly by the applicable Securities Commission under the authority granted to it in Applicable Securities Laws; (iii) such information is being collected for the purposes of the administration and enforcement of the Applicable Securities Laws of the local Canadian jurisdiction; and (iv) the Subscriber may contact the public officials listed on Schedule “C” with respect to questions about the Security Commission’s indirect collection of such information.

General

13. The representations, warranties, covenants and acknowledgements of the Subscriber herein are made with the intent that they be relied upon by the Company and its legal counsel in determining the eligibility of the Subscriber as a purchaser of Common Shares under the Offering, and the Subscriber (and, if applicable, the Disclosed Beneficial Purchaser(s)) agrees to indemnify and save harmless the Company and its respective affiliates, securityholders, directors, officers, employees, and counsel against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof or as a result of reliance thereon.

14. The Subscriber (on the Subscriber’s own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser(s)) acknowledges and agrees that all costs incurred by the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s)), including any fees and disbursements of any counsel retained by the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s)) relating to the purchase of the Subscribed Shares hereunder, shall be borne by the Subscriber (or, if applicable, the Disclosed Beneficial Purchaser(s)).

15. This Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the internal laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to conflicts of law rules. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

16. Time shall be of the essence hereof.

17. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

18. Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

19. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

20. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

21. No amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto, and no waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the waiving party.

22. This Subscription Agreement shall be binding upon and enure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

23. Neither the Company nor the Subscriber may assign this Subscription Agreement to any other Person without the prior written consent of the other party hereto.

24. The Company will be entitled to rely on delivery of a facsimile copy or an electronic transmission of this executed Subscription Agreement (including Schedule “A” and Schedule “B” hereto), and acceptance by the Company of such copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

25. The Subscriber acknowledges that there is no Person acting or purporting to act in connection with the transactions contemplated in this Subscription Agreement who is entitled to any brokerage or finder’s fee. If any Person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Subscribed Shares, the Subscriber covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

26. The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up on the English language. Les parties aux présentes reconnaissent et conferment qu'elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

[remainder of page intentionally left blank]

SCHEDULE “A”

REPRESENTATION LETTER

Capitalized terms not specifically defined in this Representation Letter have the meaning ascribed to them in the Terms and Conditions of the Subscription Agreement of which this Schedule “A” forms part. Upon execution of this Representation Letter by the undersigned, this Representation Letter shall be incorporated into and form a part of such Subscription Agreement.

In addition to the covenants, representations and warranties contained in the Subscription Agreement of which this Schedule “A” forms part, the undersigned covenants, represents and warrants to the Company that the undersigned is an “accredited investor” within the meaning of Section 73.3(1) of the Securities Act (Ontario) or NI 45-106, as applicable, by virtue of satisfying the indicated criterion as set out in Appendix 1 to this Representation Letter (and has initialled the appropriate box therein).

DATED                               , 2025.

Signature of individual or Authorized Signatory

Name of Subscriber (please print)

Title of authorized signatory (please print)

Appendix 1 to Schedule “A”

CERTIFICATE OF ACCREDITED INVESTOR

PLEASE CLEARLY MARK YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor (defined in Section 73.3(1) of the Securities Act (Ontario) or NI 45-106, as applicable) means:

_____	(a)	a Canadian financial institution, or a Schedule III bank;

_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_____	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

_____	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

_____	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_____	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_____	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000; [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase the Subscribed Shares, the Subscriber must also complete Schedule “B” to the Subscription Agreement.]

_____	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000;

_____	(k)	an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase the Subscribed Shares, the Subscriber must also complete Schedule “B” to the Subscription Agreement.]

_____	(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000; [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase the Subscribed Shares, the Subscriber must also complete Schedule “B” to the Subscription Agreement.]

_____	(m)	a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

_____	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

_____	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_____	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

_____	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

_____	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

_____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

_____	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

NOTE: The investor must initial beside the applicable portion of the above definition.

For the purposes hereof:

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

“control” or “controlled” means a person (first person) controlled by another person (second person) if:

(a)	the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person;

“control person” means

(a)	for the purposes of Alberta, Manitoba, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan securities law,

(i)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(ii)	each person or company in a combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(b)	and, for the purposes of British Columbia and New Brunswick securities law,

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)	and, for the purposes of Québec securities law, a person that, alone or with other persons acting in concert by virtue of an agreement, holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer. If the person, alone or with other persons acting in concert by virtue of an agreement, holds more than 20% of those voting rights, the person is presumed to hold a sufficient number of the voting rights to affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“EVCC” means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c.112, and whose business objective is making multiple investments;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade, is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“investment fund” means a mutual fund or non-redeemable investment fund, and for greater certainty in British Columbia, includes an EVCC and a VCC;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“local jurisdiction” means the jurisdiction in which the applicable securities regulatory authority is situated;

“mutual fund” includes

(a)	for the purposes of Newfoundland and Labrador and Ontario securities law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(b)	and, for the purposes of British Columbia securities law, also includes (i) an issuer described in an order that the British Columbia Securities Commission may make pursuant to section 3.2 of the Securities Act (British Columbia); and (ii) an issuer that is in a class of prescribed issuers, but does not include an issuer, or a class of issuers, described in an order that the British Columbia Securities Commission may make under section 3.1 of the Securities Act (British Columbia);

(c)	and, for the purposes of Alberta securities law, also includes an issuer that is designated as a mutual fund under section 10 of the Securities Act (Alberta) or in accordance with its regulations, but does not include an issuer, or class of issuers, that is designated under section 10 of the Securities Act (Alberta) not to be a mutual fund;

(d)	and, for the purposes of Manitoba securities law, also includes an issuer that is designated to be a mutual fund under section 108.1 of The Securities Act (Manitoba) or in accordance with its regulations, but does not include an issuer that is designated under section 108.1 of The Securities Act (Manitoba) not to be a mutual fund;

(e)	and, for the purposes of New Brunswick securities law, also includes an issuer that is designated to be a mutual fund in an order made under subsection 1.1(2) of the Securities Act (New Brunswick), or in a class of persons designated by the regulations;

(f)	and, for the purposes of Prince Edward Island securities law, also includes an issuer that is designated under section 6 of the Securities Act (Prince Edward Island), or in accordance with the rules, to be a mutual fund, but does not include an issuer, or class of issuers, that is designated under section 6 of the Securities Act (Prince Edward Island), or in accordance with the rules, not to be a mutual fund;

(g)	and, for the purposes of Québec securities law, also includes a mutual fund designated under section 272.2 of the Securities Act (Québec) or determined by its regulation;

(h)	and, for the purposes of Saskatchewan securities law, also includes an issuer that is designated as a mutual fund under section 11.1 of The Securities Act, 1988 (Saskatchewan);

“non-redeemable investment fund” means an issuer,

(a)	whose primary purpose is to invest money provided by its security holders,

(b)	that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director, Director, Administrator, Authority, Superintendent, Deputy Superintendent or Regulator as defined under securities legislation of the local jurisdiction;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means

(a)	for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission;

(b)	for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission;

(c)	for Manitoba, The Securities Act (Manitoba) and the regulations and rules under such Act and the blanket rulings and orders issued by the Manitoba Securities Commission;

(d)	for New Brunswick, the Securities Act (New Brunswick) and the regulations under that Act and the orders issued by the New Brunswick Securities Commission;

(e)	for Newfoundland and Labrador, the Securities Act (Newfoundland and Labrador) and the regulations under that Act and the blanket rulings and orders issued by the Securities Commission of Newfoundland;

(f)	for Nova Scotia, the Securities Act (Nova Scotia) and the regulations under that Act and the blanket rulings and orders issued by the Nova Scotia Securities Commission;

(g)	for Ontario, the Securities Act (Ontario) and the regulations and rules under such Act;

(h)	for Prince Edward Island, the Securities Act (Prince Edward Island) and the regulations under that Act and the blanket rulings and orders issued by the Superintendent of Securities, Prince Edward Island;

(i)	for Québec, the Securities Act, An Act respecting the Autorité des marchés financiers (Québec), Derivatives Act (Québec), the regulations under those Acts, and the blanket rulings and orders issued by the Autorité des marchés financiers; and

(j)	for Saskatchewan, The Securities Act, 1988 (Saskatchewan) and the regulations and rules under that Act and the blanket rulings and orders issued by the Saskatchewan Securities Commission;

“securities regulatory authority” means

(a)	Alberta Securities Commission;

(b)	British Columbia Securities Commission;

(c)	The Manitoba Securities Commission;

(d)	New Brunswick Securities Commission;

(e)	Securities Commission of Newfoundland;

(f)	Superintendent of Securities, Northwest Territories;

(g)	Nova Scotia Securities Commission;

(h)	Ontario Securities Commission;

(i)	Superintendent of Securities, Prince Edward Island;

(j)	Autorité des marchés financiers;

(k)	Saskatchewan Securities Commission;

(l)	Superintendent of Securities, Yukon Territory; and

(m)	Superintendent of Securities, Nunavut.

“spouse” means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“VCC” means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments.

SCHEDULE “B”

RISK ACKNOWLEDGEMENT FORM FOR CERTAIN INDIVIDUAL ACCREDITED INVESTORS

TO BE COMPLETED BY INDIVIDUAL INVESTORS WHO CHECKED
(J), (K), OR (L) IN APPENDIX 1 TO SCHEDULE A

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares	Issuer: Modern Mining Technology Corp.

Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of US$ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials

●	Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
●	Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
●	Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
●	Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

B-1

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):

Signature:	Date: , 2025.

SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name (please print):
Telephone:	Email:
Name of firm (if registered):	Dealer Rep. Code:
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
Modern Mining Technology Corp. 1500-1055 West Georgia Street Vancouver, BC V6E 4N7
Contact: Jeet Basi Email Address: jbasi@modernmining.com
For more information about prospectus exemptions, contact your local contact information at www.securities-administrators.ca.

B-2

SCHEDULE “C”

CONTACT INFORMATION OF SECURITY REGULATORY AUTHORITIES AND REGULATORS

Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-6156

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6506

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 - 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John's, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Government of the Northwest Territories Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Telephone: (867) 767-9305

Facsimile: (867) 873-0243

Email: securitiesregistry@gov.nt.ca

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Government of Nunavut Department  of Justice Legal Registries Division

Legal Registries Division

P.O. Box 1000, Station 570

4th Floor, Building 1106

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: inquiries@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Office of the  Superintendent of Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 620-3870

Facsimile: (902) 368-5283

Inquiries: (604) 899-6854

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Government of Yukon Department of Corporate Affairs

Law Centre, 3rd Floor

2130 Second Avenue

Whitehorse, Yukon Y1A 5H6

Telephone: (867) 667-5314

Facsimile: (867) 393-6251

C-1